SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 12, 2007
(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	1-33640	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 12, 2007, American International Industries, Inc. (the “Registrant”) entered into a private Stock Purchase Agreement with William W. Botts pursuant to which the Registrant acquired 170,345 shares representing approximately 7% of the common stock of OI Corporation (NasdaqGM: OICO). William W. Botts is the former President and CEO of OI Corporation.

The Stock Purchase Agreement provides for a combination of a cash payment of $1,000,000 and the issuance of 240,000 restricted shares of the Registrant’s common stock for a total purchase price of $2,212,000. Mr. Botts has also been retained as a consultant to the Registrant.

As a condition to the Stock Purchase Agreement, Mr. Botts delivered to Daniel Dror, Chairman, CEO and President of the Registrant, a voting proxy entitling Mr. Dror to vote all of the 240,000 shares.

ITEM 8.01 OTHER EVENTS

On September 14, 2007, American International Industries, Inc. issued a press release announcing that it acquired an equity interest in OI Corporation. The press release is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.16	Stock Purchase Agreement between the Registrant and William W. Botts filed herewith.
99.1	Press Release issued by American International Industries, Inc. dated September 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Industries, Inc.
By: /s/ Daniel Dror, CEO and Chairman

Date: September 14, 2007